SCHEDULE 14A
                          (Rule 14a-101)

             INFORMATION REQUIRED IN PROXY STATEMENT

                     SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
             Exchange Act of 1934 (Amendment No.   )




Filed by the Registrant  [X]
Filed by a party other than the Registrant  [ ]
Check the appropriate box:
[ ]         Preliminary proxy statement
                                    [ ]Confidential, for use of the Commission
                                       only (as permitted by Rule 14a-6(e)(2))
[X]         Definitive proxy statement
[ ]         Definitive additional materials
[ ]         Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

      ________________________Photronics, Inc._________________________
              (Name of Registrant as specified in Its Charter)
      _________________________________________________________________
     (Name of Person[s] Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[X]         No fee required.
[  ]        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
            and 0-11
            (1)    Title of each class of securities to which transaction
            applies:
            ______________________________________________________________
            (2)    Aggregate number of securities to which transaction applies:
            ______________________________________________________________
            (3)    Per unit price or other underlying value of transaction
                   computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):
            ______________________________________________________________
            (4)    Proposed maximum aggregate value of transaction:
            ______________________________________________________________
            (5)    Total fee paid:
            ______________________________________________________________
[  ]        Fee paid previously with preliminary materials.
            ______________________________________________________________
[  ]        Check box if any part of the fee is offset as provided by
            Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
            (1)    Amount previously paid:
            ______________________________________________________________
            (2)    Form, schedule or registration statement number:
            ______________________________________________________________
            (3)    Filing party:
            ______________________________________________________________
            (4)    Date filed:
            ______________________________________________________________

                              PHOTRONICS, INC.
                        1061 East Indiantown Road
                         Jupiter, Florida  33477
                             (561) 745-1222

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON MARCH 23, 1999

                                   ------------

TO THE SHAREHOLDERS OF PHOTRONICS, INC.

     Notice is hereby given that the Annual Meeting of Shareholders of Photronics, Inc. will be held at the San Francisco Marriott, 55 4th Street, San Francisco, California, 94103 on March 23, 1999, at 10:00 a.m. local time, for the following purposes:

1) To elect four (4) members of the Board of Directors, each to serve until the next Annual Meeting;

2) To ratify the appointment of Deloitte & Touche LLP as the independant certified public accountants of the Company for the 1999 fiscal year end; and

3) To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed February 9, 1999 as the record date for determining the holders of Common Stock entitled to notice of and to vote at the meeting.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

                                         By Order of the Board of Directors

                                                  Jeffrey P. Moonan
                                                  Secretary



February 12, 1999

                           PHOTRONICS, INC.
                      1061 East Indiantown Road
                        Jupiter, Florida  33477
                             (561) 745-1222

-------------------------------------------------------------------------

                            PROXY STATEMENT

                For the Annual Meeting of Shareholders
                     to be held on March 23, 1999

     The enclosed proxy is solicited by the Board of Directors (the "Board" or "Board of Directors") of Photronics, Inc. (the "Company"), 1061 East Indiantown Road, Jupiter, Florida 33477, to be voted at the Annual Meeting of Shareholders to be held on March 23, 1999, at 10:00 a.m. local time at the San Francisco Marriott, 55 4th Street, San Francisco, California 94103 or any adjournments thereof (the "Annual Meeting"). At the Annual Meeting, the presence in person or by proxy of the holders of a majority of the total number of shares of outstanding stock will be necessary to constitute a quorum.

           The persons named as proxies on the accompanying proxy card have informed the Company of their intention, if no contrary instructions are given, to vote the shares represented by such proxies in favor of the election as directors of the Company of those persons named as manage-ment's nominees; in favor of the selection of Deloitte & Touche LLP as independent certified public accountants of the Company for the 1999 fiscal year; and in accordance with their best judgment on any other matters which may come before the meeting. The Board of Directors does not know of any business to be brought before the Annual Meeting other than as indicated in the notice.

           Any shareholder who executes and delivers a proxy may revoke it at any time prior to its use upon (a) receipt by the Secretary of the Company of written notice of such revocation; (b) receipt by the Secretary of the Company of a duly executed proxy bearing a later date;
or (c) appearance by the shareholder at the meeting and his request for the return of his proxy. Any such notice or proxy should be sent to Photronics, Inc., 1061 East Indiantown Road, Jupiter, Florida 33477,
Attention: Jeffrey P. Moonan. Appearance at the meeting without a request for return of a proxy will not revoke a previously executed and delivered proxy.

           Only shareholders of record at the close of business on February 9, 1999 are entitled to notice of and to vote at the Annual Meeting. As of February 9, 1999, there were 24,031,204 shares of Common Stock issued and outstanding, each of which is entitled to one vote. Unless otherwise noted in this proxy statement, all matters to come before the meeting that are listed in the Notice of Meeting require, to be adopted, the affirmative vote of a majority of those shares, present in person or by proxy and voting at the Annual Meeting, assuming that a quorum is present. Abstentions will be considered as present but will not be considered as votes in favor of any matter; broker non-votes will not be considered as present for the matter as to which the shares are not voted. This proxy statement and the attached form of proxy are first being sent or given to shareholders on or about February 16, 1999.


                         OWNERSHIP OF COMMON
                     STOCK BY DIRECTORS, NOMINEES,
                 OFFICERS AND CERTAIN BENEFICIAL OWNERS

           To the best knowledge of the Company based on information filed with the Securities and Exchange Commission and the Company's stock records, the following table sets forth the beneficial ownership of the Company's Common Stock as of December 31, 1998, by (i) beneficial owners of more than five percent of the Company's Common Stock, (ii) each director, (iii) each nominee for director, (iv) each executive officer named in the summary compensation table set forth below, and (v) all directors and executive officers of the Company as a group.

 Name and Address            Amount and Nature of      Percentage
of Beneficial Owner         Beneficial Ownership(1)     of Class

Robert J. Bollo                      47,500 (2)             *
 1061 East Indiantown Road
 Jupiter, FL  33477


Walter M. Fiederowicz                54,830  (2) (3)        *
 39 Painter Hill Road
 Woodbury, CT  06798


Joseph A. Fiorita, Jr.               42,900  (2) (4)        *
 146 Deer Hill Avenue
 Danbury, CT  06810


Yukio Tagawa                      2,430,000  (6)         10.1
 Toppan Printing Co., Ltd.
 1, Kanda Izumi-cho
 Chiyoda-ku
 Tokyo, Japan 101

Brian John Hambidge                     750                 *
 1061 East Indiantown Road
 Jupiter, FL 33477

Constantine S. Macricostas        2,967,492  (2) (5)     12.3
 1061 East Indiantown Road
 Jupiter, FL  33477


Macricostas Partners, L.P.        2,280,000               9.5
 1122 Bel Air
 Allen, Texas  75013

Jeffrey P. Moonan                   137,500  (2)            *
 1061 East Indiantown Road
 Jupiter, FL  33477

 Name and Address            Amount and Nature of      Percentage
of Beneficial Owner         Beneficial Ownership(1)     of Class

Toppan Printing Co., Ltd.         2,430,000              10.1
 1, Kanda Izumi-cho
 Chiyoda-ku
 Tokyo, Japan 101

Michael J. Yomazzo                  420,218 (2) (7)       1.7
 1061 East Indiantown Road
 Jupiter, FL  33477


Directors and Executive           6,101,190 (8)          24.9
 Officers as a group
 (8 persons)

-------------
 *  Less than 1%
-------------

(1) Except as otherwise indicated, the named person has the sole voting and investment power with respect to the shares of the Company's Common Stock set forth opposite such person's name.

(2) Includes shares of Common Stock subject to stock options exercisable as of March 1, 1999 as follows: Mr. Bollo (47,500); Mr. Fiederowicz (36,200); Mr. Fiorita (29,000); Mr. Macricostas (50,000); Mr. Yomazzo (202,800); and Mr. Moonan (115,000). Also includes shares subject to forfeiture under restricted stock award grants as follows: Mr. Fiederowicz (4,000) and Mr. Fiorita (4,000).

(3) Includes 12,050 shares owned by the wife of Mr. Fiederowicz and 800 shares owned by his child, as to which shares he disclaims beneficial ownership.

(4) Includes 300 shares owned by the wife of Mr. Fiorita, as to which shares he disclaims beneficial ownership.

(5) Includes 34,000 shares held by the wife of Mr. Macricostas as to which shares he disclaims beneficial ownership. Also includes 2,280,000 shares owned by Macricostas Partners, L.P., of which Mr. Macricostas is a limited partner and 50,618 shares owned by the corporate general partner of such partnership of which Mr. Macricostas is President and Director and a significant shareholder. Mr. Macricostas disclaims ownership of those shares not represented by his ownership interests.

(6) Includes 2,430,000 shares owned by Toppan Printing Co., Ltd. of which Mr. Tagawa is a director, as to which shares Mr. Tagawa disclaims ownership.

(7) Also includes 46,000 shares held by the wife of Mr. Yomazzo as to which shares he disclaims beneficial ownership. Also includes 86,000 shares owned by Yomazzo Associates Limited Partnership of which Mr. Yomazzo is a general partner and a limited partner. Mr. Yomazzo disclaims ownership of those shares not represented by his ownership interests.

(8) Includes the shares listed in notes (2), (3), (4), (5), (6), and (7) above.



                         ELECTION OF DIRECTORS


           A board of four directors is to be elected at the Annual Meeting. The names of, and certain information with respect to, the nominees for election as directors, to serve until the 2000 Annual Meeting of Shareholders and until their successors are elected and qualified, are set forth below and were furnished to the Company by the nominees.


           If, for any reason, any of the nominees shall become unavailable for election, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitutes chosen by the Board of Directors, unless the Board of Directors should decide to reduce the number of directors to be elected at the Annual Meeting. The Company has no reason to believe that any nominee will be unable to serve as a director. There are no family relationships between any directors or executive officers of the Company.




Nominees to be elected by the shareholders:

                                 Director
     Name and Age                 Since   Position with the Company

Walter M. Fiederowicz(1).........  1984   Director
      (52 years)

Joseph A. Fiorita, Jr.(1)........  1987   Director
      (54 years)

Constantine S. Macricostas.......  1974   Chairman of the Board
      (63 years)

Michael J. Yomazzo...............  1977   Vice Chairman of the Board
      (56 years)


--------------
(1) Member of the Audit Committee and the Compensation Committee.
--------------



           For the past five years, the principal occupation of each nominee has been substantially as set forth in the above table, except as follows:


           Since August 1997, Walter M. Fiederowicz has been a private investor and consultant. From April 1997 until August 1997, he served as the President and Chief Executive Officer of WorldCorp., Inc., a holding company owning shares of common stock of World Airways, Inc. (a provider of long-range passenger and cargo air transportation services to major airlines) and of InteliData Technologies Corporation (a provider of caller identification based telecommunications devices, smart telephones and on-line electronics information services). Mr. Fiederowicz served as chairman of Colonial Data Technologies Corp., (a distributor of telecommunications equipment which subsequently merged into InteliData Technologies Corporation) from August 1994 to March 1996. From January 1991 until July 1994, he held various positions, including executive vice president and chairman and served as director of Conning and Company (the parent company of an investment firm). Mr. Fiederowicz serves as Chairman of the Board of CDT Corp., (a provider of repair and support services to the telecommunications industry). He also serves as Chairman of the Board of Meacock Capital, PLC, (an investment vehicle for the Lloyd's insurance market). Mr. Fiederowicz serves as a director of First Albany Companies, Inc. (the parent of a broker-dealer) and Compensation Value Alliance, Inc. (a provider of workers' compensation-related services).

                  Joseph A. Fiorita is a partner in Fiorita, Kornhaas and Van Houten,P.C., the independent certified public accountants for the Company from May 1973 through October 1984.





       Constantine S. Macricostas, in addition to his current position, served as Chief Executive Officer from 1974 until August 1997. Mr. Macricostas also serves as a director of Nutmeg Federal Savings and Loan Association and the DII Group, Inc. (a provider of integrated electronic manufacturing products and services).


     Michael J. Yomazzo has served as Vice Chairman since January 1999. Mr. Yomazzo served as Chief Executive Officer from August 1997 until January 1999 and as President from January 1994 until January 1999. From November 1990 until January 1994, he served as Executive Vice President and from July 1989 until November 1990, he served as Senior Vice President - Finance and Planning.




                     MEETINGS AND COMMITTEES OF THE BOARD



           The Board of Directors met four times during the 1998 fiscal year. During fiscal 1998, each director other than Mr. Tagawa, attended at least 75% of the total number of meetings of the Board of Directors and of all committees of the Board on which such director served.


           The Company has an Audit Committee and a Compensation Committee. The Audit Committee's functions include recommending to the Board of Directors the engagement of the Company's independent certified public accountants, reviewing with such accountants the plan for and results of their auditing engagement and the independence of such accountants. The Audit Committee held four meetings during the 1998 fiscal year. The Compensation Committee's functions include establishing compensation for the executive officers of the Company and administration of the Company's stock plans. The Compensation Committee held six meetings during the 1998 fiscal year. The Company does not have a nominating committee.



                         EXECUTIVE COMPENSATION



           The following tables set forth certain compensation paid by the Company for services rendered during each of the three fiscal years during the period ended November 1, 1998 for each of the individuals who served as an executive officer of the Company during fiscal 1998.

                               Summary Compensation Table
----------------------------------------------------------------------------
                                   Annual             Long-Term
                                  Compensation      Compensation      All
                                                                     Other
                                                       Awards        Comp-
                                                                     ensa-
                                                 Restricted  Stock   tion
 Name/Principal Position    Year Salary   Bonus    Stock    Options   ($)
                                   ($)     ($)      ($)       (#)     (1)
----------------------------------------------------------------------------
 Constantine S. Macricostas 1998 295,000   5,673     0        5,000  79,992
 Chief Executive Officer    1997 329,250 354,250     0            0  79,750
 and Director(2)            1996 322,249 322,249     0      100,000  79,750

 Michael J. Yomazzo         1998 325,000  31,250     0      165,000  60,042
 President, Chief Executive 1997 277,290 302,290     0            0  60,196
 Officer, Chief Operating   1996 251,836 251,836     0       70,000  59,262
 Officer and Director (2)

 Brian John Hambidge        1998 244,684   4,777     0        7,500  2,863
 Executive Vice President
 Worldwide Operations (3)

 Jeffrey P. Moonan          1998 176,283  23,393     0       25,000  26,035
 Senior Vice President,     1997 169,628 189,628     0            0  25,890
 General Counsel and        1996 161,550 161,550     0       35,000  25,731
 Secretary
 Robert J. Bollo            1998 150,480  22,896     0                3,010
 Vice President/Finance     1997 133,421 126,673     0            0   2,663
 and Chief Financial        1996 125,954  50,000     0       35,000   2,519
 Officer (3)
----------------------------------------------------------------------------
(1) Represents premiums paid on life insurance policies owned by the individual or their designee as to which the Company shall be entitled to be repaid unless the respective individual satisfies certain length of service requirements. The amount of premiums is as follows: Mr. Macricostas
($75,000);  Mr. Yomazzo ($55,000); and   Mr. Moonan ($22,500).  Also
represents matching contributions by the Company pursuant to the Company's Savings and Profit Sharing (401-k) Plan.

(2) Mr. Macricostas served as Chief Executive Officer until August 15, 1997 and Mr. Yomazzo served as Chief Executive Officer from August 15, 1997 until January 1999.

(3) Mr. Hambidge served as Executive Vice President-Worldwide Operations since April 1998 and amounts paid to Mr. Hambidge prior to fiscal 1998 are not reported in the above table.

     The Company has agreed that if the employment of Messrs. Macricostas or Moonan is terminated under certain conditions, such officer will be entitled to continued salary and benefits for one year. In addition, the Company has entered into agreements providing that each of Messrs. Macricostas and Yomazzo will serve as a consultant to the Company upon their respective retirements for a period of up to three (3) years for a consulting fee of up to $175,000 per year. Messrs. Macricostas and Yomazzo are also entitled to continued benefits until age 65.

     The Company maintains stock option plans which allow for the grant of stock options and restricted stock awards to directors and executive officers of the Company as well as other employees of the Company. The Company's stock option plans do not provide for the issuance of stock appreciation rights ("SAR'S"). The following tables set forth information with respect to option grants to executive officers named in the summary compensation table and with respect to option exercises and the value of options granted to such executive officers of the Company.

                            OPTION GRANTS IN LAST FISCAL YEAR

-------------------------------------------------------------------------
                                                 Potential Realizable
                                                 Value at Assumed Annual
             Individual Grants                   Rates of Stock Price
                                                 Appreciation for Option
                                                 Term (a)

--------------------------------------------------------------------------

 Name         # of Securi- % of Total    Exercise   Expira-  5 %   /
              ties Under-  Option        or Base    tion              10%
              lying        Granted       Price      Date
              Options      to Employ-    $/Share
              Granted      ees in
                           Fiscal
                           Year
----------------------------------------------------------------------------
 Constantine     5,000        0.6           11.00    10/9/08 34,590/
 Macricostas                                                     87,656


 Michael J.      5,000        0.6           11.00    10/9/08 34,590/
 Yomazzo                                                           87,656
               160,000       19.5           21.50   12/11/07 2,163,398/
                                                                5,482,474


 Brian John      7,500        0.9           11.00    10/9/08 51,884/
 Hambidge                                                         131,484
 ------------------------------------------------------------------------
 Jeffrey P.     25,000        3.0           11.00    10/9/08 172,946/
 Moonan                                                           438,279
 ------------------------------------------------------------------------

 Robert J.           0        N/A             N/A     N/A        N/A
 Bollo
 ------------------------------------------------------------------------
 All               N/A        N/A             N/A     N/A    167,143,121/
 Stockholders                                                 422,871,855
    (b)
 ------------------------------------------------------------------------
The option exercise price was equal to the market price of a share of common stock on the date of grant and all options except a portion of the  December 1997 grant to Mr. Yomazzo, vest ratable in installments over a period of four (4) years.  That portion of the December 1997 grant to Mr.  Yomazzo which does not vest ratably over a four year period vests based on the achievment of certain stock price targets.
 _______________
(a) No gain to the optionees is possible without appreciation in the stock price which will benefit all shareholders commensuratley.
       The dollar amounts under these columns are the result of calculations at the 5% and 10% assumption rates set by the SEC and, therefore, are not intended to forecast possible future appreciation of the Company's stock price or to establish any present value of the options.
(b) Based on 24,164,106 shares outstanding, the approximate number of shares outstanding on November 1, 1998.

          The following table sets forth information with respect to option exercise and the value of options held by such executive officers.


                Aggregated Option Exercises in Last Fiscal Year
                      and Fiscal Year-End Option Values

-------------------------------------------------------------------------
                                        Number  of        Value of
                                        Securities       Unexercised
                                        Underlying      in-the-money
                                        Unexercised       Options at
                Shares                  Options  at     Fiscal Year End
               Acquired               Fiscal Year End         ($)
                  on       Value
               Exercise   Realized    Exerciseable /    Exerciseable /
      Name       (#)        ($)       Unexerciseable    Unexerciseable
 ------------------------------------------------------------------------
 Constantine
  Macricostas   150,000   962,400      50,000/55,000     427,800/478,080

 Michael J.        -0-       -0-      187,800/160,000  2,302,726/349,740
  Yomazzo

 Brian John
  Hambidge         -0-       -0-        7,500/30,000      46,358/214,493


 Jeffrey P.
  Moonan           -0-       -0-      115,000/42,500   1,887,015/401,730

 Robert J.
  Bollo            -0-       -0-       47,500/17,500     558,900/149,730
-------------------------------------------------------------------------


DIRECTORS' COMPENSATION


           A fee of $1,350 for each directors' meeting attended is payable to directors who are not also employees of the Company. Members of the Compensation and Audit Committee are also granted restricted stock awards of 1,000 shares per year for their service on each of such committees.

           During fiscal 1998, the Company retained Joseph Fiorita as a consultant to perform certain accounting and tax services. Fees paid to Mr. Fiorita in this capacity aggregated $36,000.


CERTAIN TRANSACTIONS


           The Company continues to lease a building at one of its manufacturing facilities and a contiguous parcel of land from entities controlled by Constantine S. Macricostas. The rent paid to these entities for the fiscal year ended November 1, 1998 was $134,453.

                  Financing for construction of such leased building and certain equipment was provided through the sale of industrial development bonds
issued by the Connecticut Development Authority (the "CDA").   As
lessee, the Company was obligated to serve as guarantor of certain of the bonds issued by the CDA. As of November 1, 1998 there were outstanding a total of approximately $380,000 of industrial development bonds for which the Company serves as guarantor.

           The Company also purchased a parcel of land contiguous to its Connecticut facilities from Constantine S. Macricostas for the construction of additional facilities. The purchase price of $150,000 was approved by a committee of the Board of Directors.

           The Company believes that the terms of the transaction described above with affiliated persons were no less favorable to the Company than the Company could have obtained from non-affiliated parties.

           The Company and Toppan have engaged in numerous ongoing commercial transactions for the purchase and sale of raw materials and finished goods at prices based upon competitive market prices. The total amount of sales by the Company to or from Toppan aggregated approximately $19,700,000 during fiscal 1998. In addition, the Company agree to purchase one million shares of Company common stock owned by Toppan at prices which ranged from $13.50 to $13.90 per share. Of these shares, 750,000 were purchased during September and December 1998 and the balance are to be purchased during March 1999. The Company believes these transactions are negotiated as arm's-length transactions and were no less favorable to the Company than the Company could have obtained from non-affiliated parties. The Company and Toppan also entered into an agreement whereby the companies share certain technology.


                     COMPENSATION COMMITTEE REPORT
                       ON EXECUTIVE COMPENSATION


           The Compensation Committee of the Board of Directors was established during fiscal 1992 and is responsible for the establishment of executive compensation and administration of the Company's stock plans.

           The Committee's philosophy is that executive compensation must be competitive with other comparable employers to insure that qualified employees can be attracted and retained and that the Company's compensation practices should provide incentives and rewards for achieving or exceeding company goals and for creating a return to the Company's shareholders. The Committee uses three components to achieve these goals: base salary, bonuses and stock based awards.

           The Committee evaluates and establishes base salary levels in light of economic conditions and comparisons to other similarly situated companies. Bonuses, if any, are dependent upon a subjective evaluation of the Company's performance and achievement of its financial and other goals during the relevant period. Stock options and restricted stock awards, which the Compensation Committee believes provide a strong link between executive compensation and shareholder return, are used to provide long-term incentives which are based on shareholder return.

           While Section 162(m) of the Internal Revenue Code limits the deductibility of certain compensation (in excess of $1,000,000 per year) paid by the Company to named executive officers unless certain formal requirements are satisfied, the Committee believes that its ability to subjectively evaluate executive officer performance is an important part of its function and its ability to provide incentives. Additionally, compensation to the named executive officers has historically not exceeded deductibility limits under this Section. Accordingly, the Committee has not required that all compensation programs comply with such Section although the Committee considers compliance with such Section in establishing individual compensation components.

      In establishing compensation levels for the executive officers of the Company, the Committee in 1992 considered compensation at companies in the electronics industries with similar levels of sales and capital. The companies considered were not necessarily the same as those included in the performance chart below due to the difference in the size of the companies considered. The Committee adjusted executive compensation in connection with this review. Generally, the Committee believes that its expectation of performance from the Company and its executive officers should allow executive compensation to fall within the median to 75th percentile of compensation at this comparison group. Since 1992, salary adjustments for the executive officers have been in accordance with the salary adjustment budgets for the Company's other employees. The Committee believes that its three-part approach provides reasonable compensation to the executive which is aligned with the Company's needs and results and balances both short and long-term goals.

           Mr. Yomazzo's compensation for 1998 was determined based on this analysis. Mr. Yomazzo's base salary was not adjusted in 1998, as it had been established in late fiscal 1997. The Committee also approved the payment of a bonus to Mr. Yomazzo based on its subjective evaluation of his efforts during fiscal 1998 and of the Company's performance during the year. The primary factor in this determination was the Company's financial performance.

           The grant of stock options in December 1997 to Mr. Yomazzo was intended to reflect his elevation to Chief Executive Officer, and the grant in October 1998 was intended to reflect his service on the Board of Directors.

        The compensation for the other executive officers was determined based on the same factors used to determine Mr. Yomazzo's compensation.



                                          Respectfully submitted,


                                          Joseph A. Fiorita, Jr.
                                          Walter M. Fiederowicz

                        PERFORMANCE GRAPH


           The following graph compares the yearly percentage change at October 31(*) of the indicated year in the Company's cumulative total shareholder return on its common stock with the cumulative total shareholder return on (i) securities traded on the NASDAQ market, and
(ii) publicly traded securities of companies which have indicated that their business falls within Standard Industrial Classification (SIC) Code 367 (Electronic Components and Accessories). Although the Company believes this graph reflects favorably on the Company, it does not believe that the comparison is necessarily useful in determining the quality of the Company's performance or in establishing executive compensation.


            Comparison of Five-Year Cumulative Total Return Among
         Photronics, Inc., NASDAQ Over-the-Counter Securities and Publicly Traded Companies with SIC Code 367

   -------------------------------------------------------------------
500                                                             @
                                                      @



400-------------------------------------------------------------------


                            @                         #         #

300------------------------------------------------------------------
                                       @
                                       #
                            #
                                                                *
200------------------------------------------------------------------
                 @                                     *
                                       *
                 #           *
                 *
100-------------------------------------------------------------------
   1993        1994        1995        1996        1997        1998

 ---------------------------------------------------------------------
                             1993   1994   1995   1996   1997   1998

  @ Photronics, Inc.        100.00 196.36 322.14 294.84 468.19 476.38

  * NASDAQ Stock Market     100.00 106.32 126.11 148.10 194.09 219.46
    (US) Index

  # Publicly Traded Compan- 100.00 119.98 223.82 241.08 340.16 337.54
    ies with SIC Code 367



-------
* Commencing in fiscal 1997, the Company's formal fiscal year end is determined in accordance with a 52-week fiscal year. However, for consistency in reporting periods, a nominal year end of October 31 has been used in the presentation.

                   RATIFICATION OF APPOINTMENT OF
               INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

           Subject to ratification by the shareholders at the Annual Meeting, the Board of Directors has appointed Deloitte & Touche LLP to serve as the independent certified public accountants for the Company for its 1999 fiscal year end. Deloitte & Touche LLP has served as the Company's independent certified public accountants since July 1991. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

           The affirmative vote of the majority of the votes cast by the holders of the Company's Common Stock on this proposal shall constitute ratification of the appointment of Deloitte & Touche LLP.

           If the shareholders by the affirmative vote of a majority of the Common Stock represented at the Annual Meeting do not ratify the appointment of Deloitte & Touche LLP, the selection of independent certified public accountants will be reconsidered by the Board of Directors.


      The Board of Directors recommends a vote FOR this proposal.



                             OTHER MATTERS

           As of the date of this Proxy Statement, the Board of Directors knows of no matters which will be presented for consideration at the Annual Meeting other than the proposals set forth in this Proxy
Statement.  If any other matters properly come before the Annual
Meeting, it is intended that the persons named in the proxy will act in respect thereof in accordance with their best judgment.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and greater than ten percent shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during the last fiscal year, all filing requirements applicable to its officers, directors and ten percent shareholders were satisfied.


SHAREHOLDER PROPOSALS

           Shareholder proposals intended to be presented at the 2000 Annual Meeting of Shareholders must be received by the Company no later than October 15, 1999 and must meet certain eligibility requirements of the Securities and Exchange Commission. In addition, for shareholder proposals to be presented at the 2000 Annual Meeting of Shareholders without inclusion in the Company's proxy statement, notice of such proposal must be received by the Company no later than January 3, 2000 to prevent the Company from being able to exercise its discretionary voting authority with respect to that proposal. Proposals may be mailed to Photronics, Inc. to the attention of Jeffrey P. Moonan, 1061
East Indiantown Road, Jupiter, Florida 33477.


SOLICITATION OF PROXIES AND COST THEREOF

           This proxy solicitation is being made by the Board of Directors of the Company and the cost of such solicitation of proxies will be borne by the Company. In addition to solicitation of the proxies by use of the mails, employees of the Company, without extra remuneration, may solicit proxies personally or by telephone or cable. The Company will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.




                                       By order of the Board of
                                              Directors




                                        Jeffrey P. Moonan
                                        Secretary






















February 12, 1999

                              P R O X Y
                             ___________

                            Photronics, Inc.

                  1999 Annual Meeting of Shareholders

                            March 23, 1999
          ___________________________________________________


The undersigned hereby appoints Constantine S. Macricostas, Michael J. Yomazzo and Jeffrey P. Moonan, or any one or more of them acting in the absence of the others, with full power of substitution, proxies for the undersigned, to vote at the 1999 Annual Meeting of Shareholders of Photronics, Inc. to be held at 10:00 a.m. on March 23, 1999 at the San Francisco Marriott, 55 4th Street, San Francisco, California 94103, and at any adjournment or adjournments thereof according to the number of votes the undersigned might cast and with all powers the undersigned would possess if personally present.

1)         To elect the following four (4) directors:

           Walter M. Fiederowicz                   Constantine S. Macricostas
           Joseph A. Fiorita, Jr.                  Michael J. Yomazzo


           ____ FOR all nominees listed above (except as marked to the contrary below).

           ____ Withhold authority to vote for all nominees listed above.
                 INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name below:

_____________________________________________________________________________


2) To ratify the appointment of Deloitte & Touche LLP as the independent certified public accountants of the Company for the 1999 fiscal year.


           _____ FOR             _____ AGAINST           _____ ABSTAIN

3) To transact such other business as may properly come before the meeting or any adjournments thereof.



            (Please date and sign proxy card on other side)


           THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The shares represented by this proxy card will be voted (or not voted) on Items 1 and 2, as directed by the shareholder, but if no direction is indicated, will be voted FOR each thereof. The management recommends a vote FOR each of the proposals.

Please sign as name(s) appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


      ____________________________________________________________________
                                   Signature(s)

      ____________________________________________________________________

                                   Signature(s)

      Dated:____________________



Please mark, sign, date and return the proxy card using the enclosed envelope.